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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.


                         SUBORDINATED PROMISSORY NOTE


$6,000,000                                                       August 22, 1997

     FOR VALUE RECEIVED, TRAMMELL CROW COMPANY, a Texas close corporation ("BORROWER"), hereby unconditionally (subject to the provisions of Section 3 below) promises to pay to DOPPELT & COMPANY, an Ohio corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of $6,000,000 (the "LOAN") on the dates and in the manner set forth below.

     This Note is executed and delivered in connection with that certain Acquisition Agreement dated as of August 15, 1997, by and among Borrower, Lender, Trammell Crow Retail Services, Inc. and Jeffrey J. Doppelt (as the same may from time to time be amended, modified or supplemented, the "AGREEMENT"). All terms defined in the Agreement shall have the same definitions when used herein, unless otherwise defined herein.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable on August 22, 1998 (the "MATURITY DATE"), subject to the provisions of Section 3 below. The Borrower may prepay this Note in cash at any time without penalty, and may also prepay this Note in accordance with the provisions of Section 4 below. All amounts payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

     2. INTEREST. This Note shall be non-interest bearing. Notwithstanding the foregoing, Borrower shall reimburse Lender to the extent necessary to make Lender whole for any tax liability to Lender associated with the imputation of interest on this Note under applicable provisions of the Internal Revenue Code and comparable provisions of applicable state income tax laws, which reimbursement shall be payable within five (5) business days after presentation of a copy of Lender's federal and state income tax returns reflecting such imputed interest. This reimbursement obligation shall continue in effect until repayment of this Note in full in cash or pursuant to Section 4.

     3.   SUBORDINATION.

     (a) AGREEMENT TO SUBORDINATE. Subject to the provisions of Section 4, the Borrower, for itself, its successors and assigns, covenants and agrees, and the Lender by acceptance hereof, likewise covenants and agrees, that the payment of this Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of the Borrower's outstanding indebtedness for borrowed money, whether now existing or hereafter created (the "SENIOR INDEBTEDNESS"), and that such subordination is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon, and such provisions are made for the benefit of the holders of Senior Indebtedness, and they or any of them may proceed to enforce such provisions directly against the Lender.

     (b) SUBORDINATION IN THE EVENT OF DEFAULT ON SENIOR INDEBTEDNESS. No payment shall be made on this Note at such time as any default exists with respect to any Senior Indebtedness. If any such payment is made, Lender (or its assignee) shall remit to the holders of the Senior Indebtedness all such money so received, which shall be applied to amounts due under the Senior Indebtedness. In the absence of a default with respect to Senior Indebtedness, this Note shall be payable when due. The provisions of this Section 3 shall not prevent the Company from honoring its mandatory prepayment obligation pursuant to Section 4.

     (c) DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION; SUBROGATION OF NOTE. Upon any distribution of assets of Borrower (or Borrower's assignee) upon any dissolution, winding up, liquidation or reorganization of Borrower (or Borrower's assignee), whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower (or Borrower's assignee) or otherwise:

          (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full thereof before Lender is entitled to receive any payment with respect to the indebtedness evidenced by this Note;

          (2) any payment or distribution of assets of Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, to which Lender would be entitled except for the provisions of this Section 3 shall be paid or delivered by Borrower (or Borrower's assignee) or any liquidating trustee, trustee in bankruptcy, receiver, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

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          (3)  in the event that, notwithstanding the foregoing, any payment or distribution of assets of Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities (other than pursuant to Section 4), shall be received by Lender before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.

     (d) AGREEMENT TO EFFECT SUBORDINATION. Lender by acceptance of this Note agrees to take such action and execute such documents as may be necessary or appropriate to effectuate the subordination as provided in this Section 3.

     4.   PREPAYMENT.

     (a) MANDATORY PREPAYMENT. In the event that the Borrower or its parent corporation consummates an initial public offering of its common stock (the "COMMON STOCK") prior to the Maturity Date, the Borrower shall prepay the principal amount of this Note immediately prior to the closing of such offering by delivery of a number of shares of Common Stock determined by dividing such principal amount by the public offering price of the Common Stock. In the event that the Borrower or its parent corporation fails to consummate its initial public offering prior to the Maturity Date, the Borrower shall prepay the principal amount of this Note by delivery of a number of shares of the common stock of Trammell Crow Retail Services, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower ("TCRS"), representing 8.3% of the outstanding TCRS common stock on the date hereof multiplied by the percentage of the original principal amount of this Note so prepaid. Upon any prepayment of this Note in the form of shares of Common Stock, Lender shall enter into a customary "holdback agreement" with the underwriters for the Common Stock in the same form executed by members of the Borrower's senior management. Notwithstanding any provision to the contrary contained herein, this Note shall automatically become due and payable in the event that Borrower fails to honor its mandatory prepayment obligation within five (5) business days following the date on which Borrower is obligated to deliver shares of Common Stock or TCRS Common Stock in accordance with the provisions of this Section 4.

     (b) MECHANICS OF PREPAYMENT. In the event this Note is prepaid in the form of a delivery of shares of Common Stock or TCRS common stock pursuant to this Section 4, the holder of this Note shall be treated for all purposes as the record holder of such shares on the date of such prepayment, and shall thereafter have the right to receive certificates representing such shares upon surrender of this Note at the Borrower's principal executive offices.

     (c) ISSUE TAXES. Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares in connection with prepayment of this Note

                                       3
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pursuant to this Section 4; provided, however, that Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such issuance and delivery.

     (d) FRACTIONAL SHARES. No fractional share shall be issued upon the prepayment of this Note. Borrower shall, in lieu of issuing any fractional share, pay Lender a sum in cash equal to the fair market value of such fraction on the date of prepayment (as determined in good faith by the Board of Directors of Borrower).

     5. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

     6. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorney's fees for consultation and suit.

     7. AMENDMENT AND WAIVER. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and Lender. Any waiver or amendment effected in accordance with this Section 7 shall be binding upon the holder of this Note and the holder of any securities into which this Note may be converted (including securities into which such securities have been converted), and upon each future holder of this Note and all such securities and the Borrower.

     8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. TRANSFER RESTRICTION. Neither this Note nor any interest therein may be transferred or assigned by Lender (other than to Jeffrey J. Doppelt and his spouse) prior to the Maturity Date.








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     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date set forth above.

                                            TRAMMELL CROW COMPANY



By:
   -------------------------------          Title:
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